EXHIBIT 99.1

CPI Corp.
news for immediate release                                                                FOR RELEASE AUGUST 28, 2007

FOR FURTHER INFORMATION, CONTACT:

NAME	Jane Nelson	FROM	CPI Corp.
ADDRESS	1706 Washington Avenue	CITY	St. Louis
STATE, ZIP	Missouri, 63103	TELEPHONE	(314) 231-1575

CPI CORP. ANNOUNCES
2007 SECOND QUARTER RESULTS

•
Company completes strategic acquisition of assets of Portrait Corporation of America – integration efforts are proceeding apace.  Sears Portrait Studio Division earnings and cash flow improve on the strength of continued productivity increases and cost reductions.

•	Second quarter 2007 loss per share was $(0.53) versus $0.10 EPS in comparable 2006 quarter – impacted by acquisition purchase accounting adjustments
o	The acquisition negatively impacted second quarter 2007 per share results by $1.00 per share.

•	Second quarter 2007 net sales increased $12.3 million – aided by inclusion of PCA sales
o	Sears Portrait Studio Division sales declined $3.1 million in the 2007 second quarter to $53.2 million from $56.3 million in the second quarter of 2006

•	Adjusted EBITDA declined to $3.8 million in the 2007 second quarter versus $5.8 million in the second quarter of 2006 – also impacted by acquisition purchase accounting adjustments
o	Sears Portrait Studio Division adjusted EBITDA improved to $8.2 million in the 2007 second quarter versus $5.8 million in the second quarter of 2006

St. Louis, MO, August 28, 2007 – CPI Corp. (NYSE: CPY)  today reported a loss per share of $0.53 per diluted share for the 12-week quarter ended July 21, 2007 compared to earnings per share of $0.10 per diluted share in the comparable quarter of fiscal 2006.  The net loss for the second quarter of 2007 was $3.4 million versus net income of $0.6 million in the second quarter of 2006.  As discussed more fully below, purchase accounting associated with the Company’s acquisition of the operating assets of Portrait Corporation of America, Inc. (PCA) on June 8, 2007 had a significant negative impact on the Company’s reported results for the quarter.  The acquisition negatively impacted second quarter diluted per share results and net earnings by $1.00 per share and $6.4 million, respectively.    Hereafter and throughout this release, the results related to the PCA acquisition will be referred to as those of the PictureMe Studio Division (PM).

Due to the recency of the PCA acquisition and to facilitate a better understanding of the 2007 second quarter results, the Company has prepared the attached Condensed Consolidating Statements of Operations that separates out the results of the acquired PictureMe Studio Division.

Sears Portrait Studio Division

    SPS net sales for the second quarter of 2007 declined $3.1 million, or approximately 6%, to $53.2 million from the $56.3 million reported in the second quarter of 2006.  The 2007 second quarter sales performance was the result of an approximate 9% decline in sittings partially offset by an approximate 5% increase in average sale per customer sitting.

    Income from operations for the second quarter of 2007 improved to $4.7 million from $1.5 million in the second quarter of 2006.  The $3.2 million increase in income from operations is the result of decreases in cost of sales, selling, general and administrative expenses, depreciation and amortization, and other charges and impairments of $1.2 million, $3.9 million, $0.9 million and $0.1 million, respectively, partially offset by a $3.1 million decline in sales.

    The decrease in cost of sales resulted principally from lower overall production levels as a result of declines in sittings, additional gains in labor productivity resulting from the continuing refinement of digital manufacturing processes, and an improved product mix.

    Selling, general and administrative expenses decreased primarily as a result of lower studio and corporate employment costs totaling $2.8 million and net other reductions totaling $1.1 million in various other cost categories reflecting the continued focus on adjusting the legacy cost structure to reflect the new operating environment.  Studio employment costs declined $1.6 million principally due to a focused initiative to improve labor scheduling and productivity.  Corporate employment declined $0.4 million resulting principally from a flattening of the executive management ranks that took place in the third quarter of 2006.  Studio and corporate employment costs declined an additional $0.8 million during the 2007 second quarter as a result of a change in the Company’s vacation policy announced in the first quarter of 2007.

    The decrease in depreciation and amortization is principally attributable to reduced capital spending beginning in the fourth quarter of 2005 and continuing to date following the significant digital investments made in 2004 and the first three quarters of 2005.

    Preliminary net sales for the first four weeks of the fiscal 2007 third quarter ended August 18, 2007 represent an approximate 5% decline versus the comparable period ended August 19, 2006.

PictureMe Studio Division

    The Company completed its acquisition of PM on June 8, 2007.  Accordingly, the Company’s consolidated financial statements reflect the results of operations of the PM division only for the six-week period from June 8, 2007 through July 21, 2007.

    In accordance with purchase accounting guidance, PM’s deferred revenue balance at the June 8, 2007 date of acquisition was reduced by a purchase accounting adjustment to record deferred revenue at its fair value in PM’s beginning, post-acquisition balance sheet.  This purchase accounting adjustment has the effect of reducing revenue in periods subsequent to the acquisition for approximately one year.  The deferred revenue adjustment resulted in lower net sales of $8.1 million and an increased pre-tax loss from operations of $3.4 million for the 2007 second quarter.

In addition, as reflected in the attached Condensed Consolidated Statement of Operations, PM results for the period June 8, 2007-July 21, 2007 were also negatively impacted by the following:

•	Other charges and impairments totaling $1.2 million relating principally to severance accruals and cure costs associated with contracts assumed by the Company.

•	Amortization of intangible assets totaling $0.4 million pursuant to the purchase price allocations.

•	Interest expense totaling $1.1 million associated with the refinancing of the Company’s previously existing debt to fund the PM acquisition.

    Preliminary net sales for the PM division on a comparable store basis for the first four weeks of the fiscal 2007 third quarter which ended August 18, 2007 represent an approximate 5% decline versus the comparable period (not included in the Company’s historical results) ended August 19, 2006.

PCA Integration Update

    The Company plans to convert up to 400 PM studios to digital technology before the 2007 holiday selling season.  The balance of the U.S. studios are planned to be converted prior to the 2008 busy season with conversions of the Canadian and Mexican studios to follow in 2009.  Preliminary estimates of the capital required to complete the PM integration, principally the digital conversion, are as follows:  2007 - $15 million and 2008 - $23 million.

    In addition to digital conversion preparations, integration efforts are presently focused on overhauling sales and marketing programs, implementing new measurement, monitoring and incentive systems in the field, integrating a wide array of back office/support functions, pruning unprofitable activities and driving manufacturing efficiencies through best practices sharing.

# # # # #

    The Company will host a conference call and audio webcast on Wednesday, August 29, at 10:00 a.m. central time to discuss the financial results and provide a Company update. To participate on the call, please dial 888-260-4537 or 706-634-1012 at least 5 minutes before start time.

    The webcast can be accessed on the Company's own site at http://www.cpicorp.com as well as http://www.earnings.com. To listen to a live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. A replay will be available on the above web sites as well as by dialing 706-645-9291 or 800-642-1687 and providing confirmation code 14796404. The replay will be available through September 5 by phone and for 30 days on the Internet.

# # # # #

    CPI is the leading portrait studio operator in North America offering photography services in approximately 3,100 locations in the United States, Puerto Rico, Canada and Mexico as well as the United Kingdom, principally in Sears and Wal-Mart stores.

    The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. We try to identify forward-looking statements by using words such as “plan,” “expect,” “looking ahead,” “anticipate,” “estimate,” “believe,” “should,” “intend,” and other similar expressions. Management wishes to caution the reader that these forward-looking statements, such as our outlook for the integration of the PCA Acqusition, portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing us. Such risks include, but are not limited to: the Company’s dependence on Sears and Wal-Mart, the approval of our business practices and operations by Sears and Wal-Mart, the termination, breach or increase of the Company’s expenses by Sears or Wal-Mart under our license agreements, customer demand for the Company’s products and services, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company’s photographs, widespread equipment failure, compliance with debt covenants, increased debt level due to the acquisition of Portrait Corporation of America, Inc (“PCA”), the ability to successfully integrate the PCA acquisition, implementation of marketing and operating strategies, and other risks as may be described in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 3, 2007 and its Form 10-Q for the 12 weeks ended April 28, 2007. The Company does not undertake any obligations to update any of these forward-looking statements.

# # # # #

CPI CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)
(Unaudited)

	12 Weeks	Vs.	12 Weeks	24 Weeks	Vs.	24 Weeks	52 Weeks	Vs.	52 Weeks
	July 21, 2007		July 22, 2006	July 21, 2007		July 22, 2006	July 21, 2007		July 22, 2006

Net sales	$68,642		$56,345	$126,403		$116,014	$304,191		$297,469

Cost and expenses:
Cost of sales (exclusive of depreciation and
amortization shown below)	7,776		5,806	12,673		11,375	29,426		29,966
Selling, general and administrative expenses	57,547		44,822	102,866		91,181	232,980		222,076
Depreciation and amortization	6,177		4,046	9,590		8,232	18,279		19,135
Other charges and impairments	1,261		143	1,290		534	1,997		1,725
	72,761		54,817	126,419		111,322	282,682		272,902

Income (loss) from operations	(4,119)		1,528	(16)		4,692	21,509		24,567

Interest expense	1,561		563	2,008		1,166	3,221		2,068

Interest income	410		74	716		131	1,150		508

Loss from extinguishment of debt	-		-	-		-	-		529

Impairment (recovery) and related obligations
of preferred security interest	-		-	-		(300)	(587)		(300)

Other income (expense), net	56		27	8		67	85		105

Earnings (loss) from operations before
income tax expense (benefit)	(5,214)		1,066	(1,300)		4,024	20,110		22,883

Income tax expense (benefit)	(1,812)		426	(453)		1,540	7,113		8,936

Net earnings (loss)	$(3,402)		$640	$(847)		$2,484	$12,997		$13,947

Net earnings (loss) per common share - diluted	$(0.53)		$0.10	$(0.13)		$0.39	$2.03		$1.94

Net earnings (loss) per common share - basic	$(0.53)		$0.10	$(0.13)		$0.39	$2.04		$1.94

Weighted average number of common and
common equivalent shares outstanding:
Diluted	6,386		6,369	6,375		6,374	6,388		7,194

Basic	6,386		6,342	6,375		6,354	6,363		7,173

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CPI CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	12 Weeks Ended
	CPI/SPS		PictureMe	Total
	July 21, 2007	July 22, 2006	July 21, 2007	July 21, 2007	July 22, 2006

Net sales	$53,194	$56,345	$15,448	$68,642	$56,345

Cost and expenses:
Cost of sales (exclusive of depreciation and
amortization shown below)	4,564	5,806	3,212	7,776	5,806
Selling, general and administrative expenses	40,891	44,822	16,656	57,547	44,822
Depreciation and amortization	3,076	4,046	3,101	6,177	4,046
Other charges and impairments	12	143	1,249	1,261	143
	48,543	54,817	24,218	72,761	54,817

Income (loss) from operations	4,651	1,528	(8,770)	(4,119)	1,528

Interest expense	460	563	1,101	1,561	563

Interest income	406	74	4	410	74

Loss from extinguishment of debt	-	-	-	-	-

Impairment (recovery) and related obligations
of preferred security interest	-	-	-	-	-

Other income (expense), net	37	27	19	56	27

Earnings (loss) from operations before
income tax expense (benefit)	4,634	1,066	(9,848)	(5,214)	1,066

Income tax expense (benefit)	1,615	426	(3,427)	(1,812)	426

Net earnings (loss)	$3,019	$640	$(6,421)	$(3,402)	$640

EBITDA	$8,178	$5,691	$(5,646)	$2,532	$5,691

Adjusted EBITDA	$8,190	$5,834	$(4,397)	$3,793	$5,834

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CPI CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (...Continued)
(In thousands)
(Unaudited)

	24 Weeks Ended
	CPI/SPS		PictureMe	Total
	July 21, 2007	July 22, 2006	July 21, 2007	July 21, 2007	July 22, 2006

Net sales	$110,955	$116,014	$15,448	$126,403	$116,014

Cost and expenses:
Cost of sales (exclusive of depreciation and
amortization shown below)	9,461	11,375	3,212	12,673	11,375
Selling, general and administrative expenses	86,210	91,181	16,656	102,866	91,181
Depreciation and amortization	6,489	8,232	3,101	9,590	8,232
Other charges and impairments	41	534	1,249	1,290	534
	102,201	111,322	24,218	126,419	111,322

Income (loss) from operations	8,754	4,692	(8,770)	(16)	4,692

Interest expense	907	1,166	1,101	2,008	1,166

Interest income	712	131	4	716	131

Loss from extinguishment of debt	-	-	-	-	-

Impairment (recovery) and related obligations
of preferred security interest	-	(300)	-	-	(300)

Other income (expense), net	(11)	67	19	8	67

Earnings (loss) from operations before
income tax expense (benefit)	8,548	4,024	(9,848)	(1,300)	4,024

Income tax expense (benefit)	2,974	1,540	(3,427)	(453)	1,540

Net earnings (loss)	$5,574	$2,484	$(6,421)	$(847)	$2,484

EBITDA	$15,961	$13,447	$(5,646)	$10,315	$13,447

Adjusted EBITDA	$16,002	$13,681	$(4,397)	$11,605	$13,681

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CPI CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (...Continued)
(In thousands)
(Unaudited)

	52 Weeks Ended
	CPI/SPS		PictureMe	Total
	July 21, 2007	July 22, 2006	July 21, 2007	July 21, 2007	July 22, 2006

Net sales	$288,743	$297,469	$15,448	$304,191	$297,469

Cost and expenses:
Cost of sales (exclusive of depreciation and
amortization shown below)	26,214	29,966	3,212	29,426	29,966
Selling, general and administrative expenses	216,324	222,076	16,656	232,980	222,076
Depreciation and amortization	15,178	19,135	3,101	18,279	19,135
Other charges and impairments	748	1,725	1,249	1,997	1,725
	258,464	272,902	24,218	282,682	272,902

Income (loss) from operations	30,279	24,567	(8,770)	21,509	24,567

Interest expense	2,120	2,068	1,101	3,221	2,068

Interest income	1,146	508	4	1,150	508

Loss from extinguishment of debt	-	529	-	-	529

Impairment (recovery) and related obligations
of preferred security interest	(587)	(300)	-	(587)	(300)

Other income (expense), net	66	105	19	85	105

Earnings (loss) from operations before
income tax expense (benefit)	29,958	22,883	(9,848)	20,110	22,883

Income tax expense (benefit)	10,540	8,936	(3,427)	7,113	8,936

Net earnings (loss)	$19,418	$13,947	$(6,421)	$12,997	$13,947

EBITDA	$47,290	$44,885	$(5,646)	$41,644	$44,885

Adjusted EBITDA	$47,451	$46,310	$(4,397)	$43,054	$46,310

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CPI CORP.
ADDITIONAL CONSOLIDATED OPERATING INFORMATION
(In thousands)
(Unaudited)

	12 Weeks	Vs.	12 Weeks	24 Weeks	Vs.	24 Weeks	52 Weeks	Vs.	52 Weeks
	July 21, 2007		July 22, 2006	July 21, 2007		July 22, 2006	July 21, 2007		July 22, 2006

Capital expenditures	$2,843		$626	$3,615		$1,670	$4,705		$8,170

EBITDA is calculated as follows:
Net earnings (loss) from operations	$(3,402)		$640	$(847)		$2,484	$12,997		$13,947
Income tax expense (benefit)	(1,812)		426	(453)		1,540	7,113		8,936
Interest expense/loss from debt extinguishment	1,561		563	2,008		1,166	3,221		2,597
Depreciation and amortization	6,177		4,046	9,590		8,232	18,279		19,135
Other non-cash charges	8		16	17		25	34		270

EBITDA (1) & (5)	$2,532		$5,691	$10,315		$13,447	$41,644		$44,885

Adjusted EBITDA (2)	$3,793		$5,834	$11,605		$13,681	$43,054		$46,310

EBITDA margin (3)	3.69%		10.10%	8.16%		11.59%	13.69%		15.09%

Adjusted EBITDA margin (4)	5.53%		10.35%	9.18%		11.79%	14.15%		15.57%

(1)
EBITDA represents net earnings from continuing operations before interest expense, income taxes, depreciation and amortization and other non-cash charges. EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness.  EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.

(2)	Adjusted EBITDA is calculated as follows:

EBITDA	$2,532	$5,691	$10,315	$13,447	$41,644	$44,885
EBITDA adjustments:
Impairment charges	-	-	7	179	7	492
Reserves for severance and related costs	1	16	1	85	622	1,282
Executive retirements/repositioning	-	21	6	164	13	236
Cost associated with acquisition	1,249	-	1,249	-	1,249	-
Contract terminations and settlements	(16)	-	-	-	-	(391)
Cost associated with strategic alternative review	-	106	-	106	79	106
Impairment (recovery) and related obligations
of preferred security interest	-	-	-	(300)	(587)	(300)
Other	27	-	27	-	27	-

Adjusted EBITDA	$3,793	$5,834	$11,605	$13,681	$43,054	$46,310

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CPI CORP.
ADDITIONAL CONSOLIDATED OPERATING INFORMATION (…continued)
(In thousands)
(Unaudited)

(3)	EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.

(4)	Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.

(5)	As required by the SEC's Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

	12 Weeks	Vs.	12 Weeks	24 Weeks	Vs.	24 Weeks	52 Weeks	Vs.	52 Weeks
	July 21, 2007		July 22, 2006	July 21, 2007		July 22, 2006	July 21, 2007		July 22, 2006

EBITDA	$2,532		$5,691	$10,315		$13,447	$41,644		$44,885
Income tax (expense) benefit	1,812		(426)	453		(1,540)	(7,113)		(8,936)
Interest expense	(1,561)		(563)	(2,008)		(1,166)	(3,221)		(2,597)
Adjustments for items not requiring cash:
Deferred income taxes	(1,422)		530	(389)		1,488	7,479		6,342
Deferred revenues and related costs	4,265		(2,130)	4,589		(1,319)	2,790		(3,555)
Impairment (recovery) and related obligations of preferred security interest	-		-	-		(300)	(587)		(300)
Other, net	1,417		655	2,137		1,634	2,861		2,741
Decrease (increase) in current assets	(2,728)		3,079	(1,660)		2,553	(4,331)		4,031
Increase (decrease) in current liabilities	(523)		(678)	(4,512)		(2,463)	(4,607)		(9,804)
Increase (decrease) in current income taxes	(1,165)		(47)	(726)		716	(1,815)		(301)

Cash flows from operations	$2,627		$6,111	$8,199		$13,050	$33,100		$32,506

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CPI CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
JULY 21, 2007 AND JULY 22, 2006
(In thousands)
(Unaudited)

	JULY 21,	JULY 22,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$42,641	$8,098
Other current assets	38,373	28,971
Net property and equipment	60,897	34,379
Intangible assets	63,204	513
Other assets	14,432	13,354

Total assets	$219,547	$85,315

Liabilities and stockholders' equity (deficit)

Current liabilities	$69,346	$52,934
Long-term obligations	110,862	11,718
Other liabilities	30,753	25,501
Stockholders' equity (deficit)	8,586	(4,838)

Total liabilities and stockholders'
equity (deficit)	$219,547	$85,315

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